Exhibit 10.1

EXECUTION VERSION
STRICTLY CONFIDENTIAL

Morgan Stanley Senior Funding, Inc. 1585 Broadway New York, New York 10036

September 28, 2023
AGCO Corporation
4205 River Green Parkway
Duluth, Georgia 30096
Attn: Chief Financial Officer
Project Black Diamond
$2.00 Billion Senior Unsecured 364-Day Bridge Facility
Commitment Letter
Ladies and Gentlemen:
You (“you” or the “Borrower”) have advised Morgan Stanley Senior Funding, Inc. (together with its designated affiliates, “MSSF”, and together with any other financial institutions joined hereto pursuant to a Joinder Agreement (as defined below), the “Commitment Parties”, “we”, “our” or “us”) that (i) Trimble, Inc., a Delaware corporation (the “Seller”), intends to contribute certain capital stock, assets and liabilities of one or more of its subsidiaries comprising its agricultural business (the “Acquired Business”) to Trimble Solutions, LLC, a newly formed Delaware limited liability company (“JVCo”), and (ii) the Borrower intends to acquire 85%, and the Seller intends to retain 15%, of the issued and outstanding shares of capital stock of JVCo, in each case, pursuant to a sale and contribution agreement dated as of the date hereof (including the exhibits and schedules thereto, collectively, the “Acquisition Agreement”) by and among the Borrower, the Seller and JVCo. The foregoing transactions are collectively referred to as the “Acquisition”.
In connection therewith, you have advised us that the total amount required to effect the Acquisition and to pay the fees and expenses incurred in connection therewith shall be provided by a combination of any or all of (a) cash on the balance sheet, (b) the issuance by the Borrower of unsecured debt securities in public or private offerings the proceeds of which are to be used to finance the Acquisition (the “Securities”) and/or (c) the borrowing by the Borrower of loans under a 364-day senior unsecured bridge term loan facility (the “Facility”) in an aggregate principal amount not to exceed $2,000,000,000. The Acquisition, the issuance of the Securities, the entering into and funding of the Facility and the transactions contemplated by or related to the foregoing are collectively referred to as the “Transactions”.
The date of the consummation of the Acquisition and on which the Loans (as defined in Exhibit A hereto) under the Facility shall be available to be drawn is herein referred to as the “Closing Date”.
1.Commitment. MSSF commits to provide 100.0% of the Facility, subject only to the Funding Conditions (as defined below) and on the terms set forth in this letter and the Summary of Terms and Conditions attached hereto as Exhibit A (including the Annex attached thereto, the “Term Sheet” and, collectively with this letter and the exhibits hereto, the “Commitment Letter”); provided that, (a) the aggregate amount of commitments in respect of the Facility shall be reduced at any time on or after the date hereof by any event that would result in a mandatory commitment reduction with respect to the Facility solely to the extent set forth in the Term Sheet under the Section titled “Mandatory Prepayments and Commitment Reductions” (or the corresponding provisions of the Credit Documentation (as defined below)), as applicable, and (b) the commitment of MSSF in respect of the Facility shall be reduced as

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contemplated by Section 3 hereof, and you agree to provide the Arranger with prompt written notice thereof.
It is understood and agreed that MSSF will act as sole lead arranger and sole bookrunner (in such capacities, the “Arranger”) and as the sole administrative agent for the Facility. MSSF will have “left lead” placement in all documentation used in connection with the Facility, and MSSF shall have all roles and responsibilities customarily associated with such placement. You agree that no other agents, co-agents, arrangers or bookrunners will be appointed, no other titles will be awarded and no compensation will be paid in connection with the Facility, unless you and MSSF shall agree; it being understood that you and MSSF agree to award titles and roles and allocate compensation, in each case in a manner that is expressly contemplated by the syndication plan agreed to by you and MSSF prior to the date hereof (the “Syndication Plan”); provided, further, that any person awarded titles and roles and allocated compensation (or its lending affiliate) shall assume a proportion of the commitments hereunder as an additional Commitment Party pursuant to a Joinder Agreement (as defined below) that is commensurate with the proportion of the economics allocated to such person and MSSF’s commitment hereunder shall be reduced upon the execution of such Joinder Agreement in accordance with Section 3.
Our commitments and agreements hereunder are subject only to the satisfaction or waiver by the Commitment Parties of the conditions precedent set forth in Exhibit B hereto (the “Funding Conditions”).
Notwithstanding anything in this Commitment Letter, the Fee Letter, the Credit Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations the accuracy of which shall be a condition to the availability of the Facility on the Closing Date shall be (a) the representations made by or with respect to the Acquired Business in the Acquisition Agreement as are material to the interests of the Lenders (as defined herein), in their capacity as such, but only to the extent that you have (or a subsidiary of yours has) the right, taking into account any applicable cure provisions set forth in the Acquisition Agreement, to terminate your (or its) obligations under the Acquisition Agreement, or to decline to consummate the Acquisition pursuant to the Acquisition Agreement, as a result of a breach of such representations in the Acquisition Agreement (the “Acquisition Agreement Representations”) and (b) the Specified Representations (as defined below) made by the Borrower in the applicable Credit Documentation and (ii) the terms of the Credit Documentation shall be in a form such that the Facility is available on the Closing Date if the Funding Conditions are satisfied or waived. For purposes hereof, (x) the “Specified Representations” means the representations and warranties relating to the Loan Parties (as defined herein) in the Credit Documentation relating solely to corporate status; corporate power and authority to enter into the applicable Credit Documentation; due authorization, execution, delivery and enforceability (subject to customary enforceability exceptions) of the Credit Documentation; no conflicts of the Facility with charter documents or debt instruments of the Loan Parties evidencing debt for borrowed money in excess of $50,000,000 in aggregate principal amount outstanding or committed on a pro forma basis giving effect to the Transactions; Federal Reserve margin regulations; use of proceeds not violating the PATRIOT Act (as defined herein), applicable sanctions and applicable anti-corruption laws; Investment Company Act; solvency as of the Closing Date (after giving effect to the Transactions) of the Borrower and its subsidiaries on a consolidated basis (such representation and warranty to be consistent with the solvency certificate in the form set forth in Schedule 1 to Exhibit B hereto); and absence of a Specified Event of Default and (y) “Specified Event of Default” means an event of default under the Credit Documentation arising from (i) the commencement of a proceeding by or against the Borrower under the Bankruptcy Code of the United States of America or (ii) nonpayment of invoiced fees under the Facility that are due and payable under the Fee Letter (as defined below). The provisions of this paragraph are referred to as the “Limited Conditionality Provision”. There shall be no conditions to the funding of the Loans under the Facility other than the Funding Conditions.
2.Commitment Termination. The commitments and other obligations of the Commitment Parties hereunder will terminate on the earliest to occur of (a) 11:59 p.m. (New York City time) on the Outside Date (as defined in the Acquisition Agreement as in effect on the date hereof, which date is July 1, 2024); provided, that if the Outside Date is extended not more than two times, to October 1, 2024 and December 31, 2024, respectively, in accordance with the terms of Section 11.1(b)(i) of the Acquisition Agreement (as in effect as of the date hereof), then the commitments and other obligations of

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the Commitment Parties hereunder will be automatically extended to each such extended Outside Date, (b) the date on which the definitive loan and guarantee documentation in respect of the Facility (the “Credit Documentation”) becomes effective and the commitments thereunder become effective, (c) the consummation of the Acquisition without the use of the Facility, (d) the date of the termination in accordance with the terms of the Acquisition Agreement of your obligations under the Acquisition Agreement to consummate the Acquisition and (e) receipt by the Commitment Parties of written notice from you of your election to terminate all commitments under the Facility in full.
Notwithstanding the foregoing, the termination of the commitments and other obligations of the Commitment Parties hereunder will not affect Sections 3, 4, 5, 6, 7, 9 and 10, which provisions will survive any such termination; provided that the provisions of Sections 3 and 4 of this Commitment Letter shall not survive if the commitments and other obligations of the Commitment Parties under this Commitment Letter are terminated prior to the effectiveness of the Facility; provided further that if the Credit Documentation becomes effective, (x) the first and second paragraphs of Sections 6 and the second paragraph of Section 9 shall be superseded, to the extent covered thereby, by the corresponding provisions of the Credit Documentation and (y) the provisions of Sections 3 and 4 shall only remain in effect through (and shall automatically terminate on) the later of the Closing Date and the Syndication Date.
3.Syndication. The Arranger intends to commence syndication of the Facility promptly after the execution of this Commitment Letter by the parties hereto. In connection with the foregoing, MSSF will manage decisions as to the selection of institutions (collectively with the Commitment Parties, the “Lenders”) to be approached and when they will be approached, when their commitments will be accepted, which of them will participate in the Facility and the allocation among them of the commitments under the Facility; provided that, (i) prior to the date that is 60 days after the date hereof, the selection of Lenders and the allocation of the commitments under the Facility shall be subject to your consent, it being agreed that you consent to the syndication and allocation of the commitments under the Facility to the proposed Lenders as contemplated in the Syndication Plan, (ii) on and following the date that is 60 days after the date hereof (if, and for so long as, a Successful Syndication (as defined in the Fee Letter) has not been achieved), the selection of Lenders and allocation of the commitments under the Facility by the Arranger shall be made in consultation with you; provided that the commitments under the Facility shall only be syndicated to Lenders which either are approved by you (such approval not to be unreasonably withheld), including pursuant to the Syndication Plan, or otherwise are (upon first becoming party to this Commitment Letter or the applicable Credit Documentation) commercial or investment banks whose senior, unsecured, long-term indebtedness has an “investment grade” rating by S&P Global Ratings (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) and (iii) following the achievement of a Successful Syndication, the Borrower shall have the applicable consent rights with respect to assignments of commitments and loans under the Facility as set forth in the Term Sheet. The commitment of MSSF hereunder with respect to the Facility shall be reduced dollar-for-dollar as and when commitments for the Facility are received from Lenders selected in accordance with the above provisions of this Section 3 solely to the extent that such Lender becomes party to (i) this Commitment Letter as an additional “Commitment Party” and thereby extends commitments directly to you on the terms set forth herein pursuant to a customary joinder agreement reasonably satisfactory to you and the Arranger (a “Joinder Agreement”), which shall not add any conditions to the availability of the Facility or increase compensation payable by you in connection therewith beyond those respectively set forth in this Commitment Letter and the Fee Letter, or (ii) the applicable Credit Documentation. You and the Arranger shall use commercially reasonable efforts to facilitate the execution of one or more such Joinder Agreements with such Lenders as soon as reasonably practicable.
Until the earlier of (x) 60 days following the Closing Date and (y) the completion of a Successful Syndication (such earlier date, the “Syndication Date”), you shall use commercially reasonable efforts to take all action as MSSF may reasonably request to assist the Arranger in forming a syndicate of Lenders reasonably acceptable to you and MSSF. Your assistance in forming such a syndicate shall include but not be limited to (i) using reasonable efforts to make your senior management and representatives

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available to participate in a reasonable number of information meetings with potential Lenders at such times and places as are mutually agreed (which may include one or more conference calls with such potential Lenders); (ii) using reasonable efforts to ensure that the syndication efforts benefit from your existing lending relationships; (iii) assisting (including using reasonable efforts to cause your subsidiaries, the Seller and the Acquired Business and their respective advisors to assist (but, with respect to the Acquired Business and its advisors, only to the extent consistent with the Seller’s and the Acquired Business’s obligations under the Acquisition Agreement)) in the preparation of a customary confidential information memorandum and other customary marketing materials to be used in connection with syndication of the Facility (which, with respect to the Seller and the Acquired Business, shall be limited to assistance consistent with the Seller’s and the Acquired Business’s obligations under the Acquisition Agreement); (iv) using your commercially reasonable efforts to obtain and/or maintain, as applicable, a public corporate credit rating from S&P and a public corporate family rating from Moody’s and S&P, in each case with respect to the Borrower and, in each case, ratings of its senior unsecured long-term indebtedness, giving pro forma effect to the Transactions, prior to the launch of general syndication, and (v) using your commercially reasonable efforts to promptly provide (upon request) the Arranger with all customary information the Arranger reasonably deems necessary to successfully complete the syndication of the Facility (but, with respect to information of the Seller and the Acquired Business, only to the extent consistent with the Seller’s and the Acquired Business’s obligations under the Acquisition Agreement).
To facilitate an effective syndication of the Facility, you agree that until the Syndication Date, you will not, and will not permit any of your subsidiaries to (and you will use commercially reasonable efforts consistent with the Acquisition Agreement to ensure that the Acquired Business will not) arrange, attempt to arrange, announce or authorize the announcement of the arrangement or offering of any debt securities or syndicated credit facility (other than the Facility) that, in each case, would have a material adverse impact on the primary syndication or offering of the Facility, without the prior written consent of the Arranger (which consent shall not be unreasonably withheld or delayed); it being understood that the foregoing shall not (a) limit your ability to arrange, attempt to arrange, announce or authorize the announcement of the offering or arrangement of (i) the Facility, (ii) the Securities, (iii) letter of credit facilities, overdraft protection, working capital facilities, factoring arrangements, hedging and cash management arrangements and surety bonds, (iv) ordinary course capital leases or financial leases, purchase money indebtedness or equipment financing or other capital expenditure financing, (v) intercompany indebtedness, (vi) any indebtedness incurred in connection with sale-leasebacks, (vii) any (A) borrowing (I) under the Amended and Restated Credit Agreement, dated as of December 19, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, and as may be amended after the date hereof by the amendment described in clause (B)(i) below, the “Existing Credit Agreement”), by and among the Borrower, the subsidiaries of the Borrower party thereto, the lenders party thereto and Coöperatieve Rabobank U.S., New York Branch, as the administrative agent or (II) under that certain Uncommitted Money Market Loan Facility, dated as of June 27, 2022 between AGCO International GmbH and Unicredit Bank AG, London Branch (the “AIG Credit Agreement”) or (B) (i) an amendment to the Existing Credit Agreement to eliminate any requirement that a non-wholly owned subsidiary of the Company be a guarantor with respect to the Existing Credit Agreement or (ii) any other amendment, refinancing, extension, renewal, replacement or increase of the Existing Credit Agreement, provided that (I) the aggregate commitments under the Existing Credit Agreement as so amended, refinanced, extended, renewed, replaced or increased, do not exceed $1,250,000,000, (II) any such amendment, refinancing, extension, renewal, replacement or increase of the Existing Credit Agreement is managed or arranged in reasonable consultation and coordination with the Arranger and (III) the aggregate commitments and principal amount outstanding at any time under the AIG Credit Agreement as so amended, refinanced, extended, renewed, replaced or increased, do not together exceed 100,000,000 Euros, (viii) loans from the European Investment Bank in a principal amount of up to 420,000,000 Euros (the “EIB Credit Facility”) or (ix) a Qualifying Loan Facility (as defined in Exhibit A), or (b) limit the ability of the Acquired Business to arrange, attempt to arrange, announce or authorize the announcement of the arrangement of debt permitted to be incurred by the Acquired Business pursuant to the Acquisition Agreement (including after giving effect to any consent by you or any of your affiliates to any such incurrence after the date hereof that you or any of your affiliates are required to give pursuant to the terms of the Acquisition Agreement).
You agree that the Arranger may make available any Information (as defined below) and the Projections (as defined below) (collectively, the “Company Materials”) to potential Lenders by posting

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the Company Materials on DebtDomain or another similar secure electronic system (the “Platform”). You further agree to assist, at the request of the Arranger, in the preparation of a version of a confidential information memorandum and other marketing materials and presentations to be used in connection with the syndication of the Facility (and deliver in connection therewith, customary authorization letters which shall authorize the distribution of the Information to prospective Lenders and shall contain a customary “10b-5” representation (which shall not be knowledge qualified) and a representation to the Commitment Parties, in the case of the public-side version, that such Information does not include MNPI (as defined below)), consisting exclusively of information or documentation that does not contain material non-public information concerning you, the Acquired Business or any of your or their respective subsidiaries or your or their respective securities (“MNPI”), for delivery to lenders who only wish to receive such information (“Public Lenders”). You further agree, at the Arranger’s request, to identify any Company Materials that do not contain MNPI by marking the same as “PUBLIC” and any Company Materials not marked “PUBLIC” shall be deemed suitable only for distribution to prospective Lenders who wish to receive MNPI. You acknowledge and agree that the following documents may be distributed to Public Lenders (without representation as to the non-materiality thereof), except to the extent you advise the Arranger in writing (including by email) within a reasonable time prior to their intended distributions that such material should only be distributed to prospective Lenders who wish to receive MNPI and provided that you shall have been given a reasonable opportunity to review such documents: (i) drafts and final Credit Documentation, Joinder Agreements and the executed version of this Commitment Letter and term sheets; (ii) administrative materials prepared by the Arranger for potential Lenders (e.g., a lender meeting invitation, allocations and/or funding and closing memoranda), in each case to the extent submitted to you for review prior to distribution; and (iii) notifications of changes in the terms of the Facility.
Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter, (x) none of the foregoing provisions of this Section 3 shall constitute a condition to the commitments hereunder or the funding of the Facility on the Closing Date and (y) neither the commencement nor the completion of the syndication of the Facility shall constitute a condition to the commitments hereunder or the funding of the Facility on the Closing Date.
4.Information. You hereby represent and covenant (and with respect to information related to the Acquired Business, to the best of your knowledge) that (a) all written information (other than the Projections and information of a general economic or industry nature) (the “Information”), taken as a whole, that has been or will be made available to the Commitment Parties by you or on your behalf by any of your representatives in connection with the Transactions is or will be (as of the date made available), correct in all material respects and does not or will not (as of the date made available), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not misleading in light of the circumstances under which such statements were or are made and (b) the projections and other forward-looking information that have been or will be made available to the Commitment Parties by you or on your behalf by any of your representatives (the “Projections”) have been or will be prepared in good faith based upon assumptions believed by you to be reasonable at the time when prepared (it being understood and agreed that such Projections are as to future events and are not to be viewed as facts or a guarantee of financial performance or achievement, are subject to significant uncertainties and contingencies, many of which are beyond the control of you, the Projections, by their nature, are inherently uncertain and no assurances are being given that the results reflected in the Projections will be achieved and actual results may differ from the Projections and such differences may be material). If, at any time from the date hereof until the later of the Closing Date and the Syndication Date, you become aware that any of the representations and warranties contained in the foregoing sentence would not be correct in any material respect if the Information or Projections were being furnished, and such representations and warranties were being made, at such time (prior to the Closing Date, to your knowledge with respect to Information or Projections relating to the Acquired Business), then you agree to (or, prior to the Closing Date, with respect to information relating to the Acquired Business, use commercially reasonable efforts, to the extent practical and appropriate and subject to and not in contravention of the Acquisition Agreement, cause the Acquired Business to) promptly supplement, or cause to be supplemented, the Information or Projections from time to time so that the representations (prior to the Closing Date, to the best of your

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knowledge with respect to the Acquired Business) and warranties contained in this paragraph remain correct in all material respects under those circumstances at such time. It is understood and agreed that the accuracy of the foregoing representations and warranties, whether or not supplemented, in and of itself, shall not be a condition to the obligations of the Commitment Parties hereunder or the funding of the Facility on the Closing Date.
You acknowledge that the Commitment Parties will be relying on the accuracy of the Information and Projections furnished to it by or on behalf of you without independent verification thereof. Each confidential information memorandum will contain customary language (x) exculpating the Commitment Parties and their respective affiliates with respect to the content and the use and misuse of such confidential information memorandum, any related marketing material or any Information contained therein by the recipients thereof and (y) will exculpate you and the Acquired Business and your respective affiliates with respect to the misuse of such confidential information memorandum, any related marketing material or any Information contained therein by the recipients thereof.
5.Fees. As consideration for the Commitment Parties’ commitments hereunder and the Arranger’s agreement to perform the services described herein, you agree to pay the non-refundable fees set forth in the Fee Letter delivered herewith from the Arranger to you relating to the Facility and dated the date hereof (the “Fee Letter”).
Each Commitment Party reserves the right to employ the services of one or more of its affiliates in providing services contemplated by this Commitment Letter and to allocate, in whole or in part, to such affiliates certain fees payable to it in such manner as it and its affiliates may agree. You acknowledge that the Commitment Parties may share with any of their affiliates, and such affiliates may share with the Commitment Parties, any information related to the Transactions, you and your subsidiaries or the Acquired Business or any of the matters contemplated hereby in connection with the Transactions, in each case on a confidential basis, and subject to the confidentiality obligations set forth herein.
6.Indemnity and Expenses; Other Activities. You agree (a) to indemnify and hold harmless each Commitment Party and its affiliates and each officer, director, employee, advisor and agent of each Commitment Party or its affiliates (each, an “indemnified person”) from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject resulting from or in connection with this Commitment Letter, the Fee Letter, the Facility, the use of the proceeds thereof, the Transactions or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto and regardless of whether brought by a third party or by you or any of your affiliates (any of the foregoing, a “Proceeding”), and to reimburse each indemnified person upon demand for any legal or other expenses incurred in connection with investigating, defending, preparing to defend or participating in any such Proceeding, provided that (i) the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses (A) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to result from the bad faith, willful misconduct or gross negligence of such indemnified person or any of its Related Persons (as hereinafter defined), (B) to the extent resulting from any Proceeding that does not involve an act or omission of you or any of your affiliates and that is brought by an indemnified person solely against another indemnified person, other than claims against any Commitment Party or the Arranger in its capacity in fulfilling its role as an agent or arranger under the Facility or (C) to the extent resulting from a material breach by such indemnified person or any Related Person thereof of its obligations hereunder as found by a final, non-appealable judgment by a court of competent jurisdiction and (ii) your obligation to reimburse legal expenses pursuant hereto shall be limited to the documented and invoiced fees, charges and disbursements of one counsel to all indemnified persons (and, if reasonably necessary, one local counsel in any relevant jurisdiction) and, solely in the case of an actual or potential conflict of interest, of one additional counsel (and, if reasonably necessary, one additional local counsel in any relevant jurisdiction) and (b) to reimburse each Commitment Party and its affiliates upon demand for all reasonable and documented and invoiced out-of-pocket expenses (including (and limited to, in the case of fees, charges and disbursements

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of legal counsel) reasonable and documented and invoiced fees, charges and disbursements of one counsel to the Arranger and the Administrative Agent (as defined in Exhibit A) in the U.S. and, if reasonably determined to be necessary by the Arranger or the Administrative Agent, one local counsel in any other relevant jurisdiction) incurred in connection with the Facility and any related documentation (including, without limitation, this Commitment Letter, the Fee Letter and the Credit Documentation) or the administration, amendment, modification or waiver thereof). Notwithstanding any other provision of this Commitment Letter, no indemnified person shall be liable for (i) any damages resulting from the use or misuse by unintended recipients of Information or other materials obtained through electronic, telecommunications or other information transmission systems except to the extent such damages resulted from the bad faith, gross negligence or willful misconduct of such indemnified person or any of its Related Persons as determined in a final non-appealable judgment for a court of competent jurisdiction, or (ii) any special, indirect, consequential or punitive damages in connection with the Commitment Letter, the Fee Letter, the Facility, the use of the proceeds thereof, the Transactions or any related transaction. For purposes hereof, a “Related Person” of an indemnified person means (a) any controlling person, controlled affiliate or subsidiary of such indemnified person, (b) the respective directors, officers or employees of such indemnified person or any of its subsidiaries, controlled affiliates or controlling persons and (c) the respective agents and advisors of such indemnified person or any of its subsidiaries, controlled affiliates or controlling persons. You shall not be liable to us or any indemnified person for any special, indirect, consequential or punitive damages in connection with the Commitment Letter, the Fee Letter, the Facility, the use of the proceeds thereof, the Transactions or any related transaction; provided that this sentence shall not limit your indemnification obligations as set forth in this paragraph.
You will not, without the prior written consent of the applicable indemnified person (which shall not be unreasonably withheld), settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of such indemnified person from all liability or claims that are the subject matter of such Proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability, or a failure to act by or on behalf of such indemnified person. You will not be liable for any settlement, compromise, consent or termination of any pending or threatened Proceeding effected without your prior written consent (which shall not be unreasonably withheld); provided, however, that if a Proceeding is settled, compromised, consented to or terminated with your prior written consent or if there is a final judgment in any such Proceeding, you agree to indemnify and hold harmless each indemnified person to the extent and in the manner set forth above. The provisions of this paragraph and the immediately preceding paragraph shall be superseded by the indemnity and expense provisions of the Credit Documentation after the Closing Date to the extent covered thereby.
You acknowledge that each Commitment Party and its affiliates (the term “Commitment Party” as used in this paragraph being understood to include such affiliates) is a full service securities firm engaged, either directly or through its affiliates in various activities, including securities trading, investment management, financing, hedging and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, the Commitment Parties may actively trade the debt and equity securities (or related derivative securities) of you, the Acquired Business or your or its affiliates and other companies which may be the subject of the arrangements contemplated by this letter for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and may be providing debt financing, equity capital or other services (including, without limitation, financial advisory services, securities trading, corporate and investment banking and research) to other companies in respect of which you may have conflicting interests or a commercial or competitive relationship with and otherwise. Each Commitment Party or its respective affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities or other debt obligations of you, the Acquired Business or your or its affiliates or other companies which may be the subject of the transactions contemplated by this letter. In particular, you acknowledge that Morgan Stanley & Co. LLC (“MS&Co.”) is acting as a buy-side financial advisor to you in connection with the Transactions. You agree not to assert or allege any claim based on actual or potential conflict of interest

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arising or resulting from, on the one hand, the engagement of MS&Co. in such capacity and our obligations hereunder, on the other hand. No Commitment Party will use confidential information obtained from you by virtue of the transactions contemplated hereby or other relationships with you in connection with the performance by the Commitment Parties of services for other companies, and no Commitment Party will furnish any such information to other companies or their advisors. You also acknowledge that no Commitment Party has any obligation to use in connection with the transactions contemplated hereby, or to furnish to you, confidential information obtained from other companies. You acknowledge and agree that (i) the transactions contemplated by this Commitment Letter (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Commitment Parties, on the one hand, and you on the other, (ii) in connection therewith and with the process leading to such transaction, each of the Commitment Parties is acting solely as a principal and not the agent or fiduciary of you or your management, stockholders, creditors or any other person and (iii) none of the Commitment Parties has assumed under this Commitment Letter an advisory or fiduciary responsibility in favor of you, your stockholders or your affiliates, with respect to the transactions contemplated hereby, or in each case, the exercise of rights or remedies with respect thereto or the process leading thereto (irrespective of whether any Commitment Party or any of their respective affiliates has advised, is currently advising or will advise you, your stockholders or your affiliates on other matters) or any other obligation under this Commitment Letter to you except the obligations expressly set forth in this Commitment Letter. You also acknowledge that no Commitment Party has advised and none is advising you as to any legal, accounting, regulatory or tax matters, and that you are consulting with your own advisors concerning such matters to the extent they deem appropriate. You further acknowledge and agree that you are responsible for making your own independent judgment with respect to the transactions contemplated hereby and the process leading thereto, as applicable. You hereby agree that you will not claim that any Commitment Party has rendered advisory services of any nature or respect (other than MS&Co, as buy-side financial advisor to you in connection with the Transactions), or owes a fiduciary or similar duty to you in connection with the Transactions or the process leading thereto.
Further, each of the Commitment Parties and its affiliates generally act independent of each other, both for their own account and for the account of clients. Accordingly, there may be situations where a Commitment Party or an affiliate thereof either now has or may in the future have interests, or takes action, that may conflict with your interests. For example, an affiliate of a Commitment Party may, in the ordinary course of business, engage in trading in financial products or undertake other investment businesses for their own account or on behalf of other clients, including, without limitation, trading in or holding long, short or derivative positions in securities, loans or other financial products of you or your affiliates, the Acquired Business or other entities connected with the Facility or the transactions contemplated hereby.
In recognition of the foregoing, you agree that no Commitment Party or an affiliate thereof is required to restrict its activities as a result of this Commitment Letter and that each Commitment Party and its affiliates may undertake any business activity without further consultation with or notification to you. Neither this Commitment Letter nor the receipt by a Commitment Party or any of its affiliates of confidential information nor any other matter will give rise to any fiduciary, equitable or contractual duties (including, without limitation, any duty of trust or confidence) that would prevent or restrict a Commitment Party or any such affiliate from acting on behalf of other customers or for its own account. Furthermore, you agree that neither any Commitment Party nor any affiliate or business of a Commitment Party is under a duty to disclose to you or use on your behalf any information whatsoever about or derived from those activities or to account for any revenue or profits obtained in connection with such activities. However, consistent with each Commitment Party’s long-standing policy to hold in confidence the affairs of its customers, no Commitment Party will use confidential information obtained from you except in connection with its services to, and its relationship with, you.
7.Governing Law, etc. THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT (a) THE INTERPRETATION OF THE DEFINITION OF “BUSINESS MATERIAL ADVERSE EFFECT” (AS DEFINED IN THE ACQUISITION AGREEMENT) USED IN THIS COMMITMENT LETTER (AND WHETHER OR NOT A “BUSINESS MATERIAL ADVERSE EFFECT” HAS OCCURRED) AND (b) THE

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DETERMINATION OF THE ACCURACY OF ANY ACQUISITION AGREEMENT REPRESENTATIONS AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF YOU (OR YOUR AFFILIATES) HAVE THE RIGHT TO TERMINATE YOUR (OR THEIR) OBLIGATIONS UNDER THE ACQUISITION AGREEMENT, IN EACH CASE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED WHOLLY WITHIN THAT STATE AND WITHOUT REFERENCE TO CHOICE-OF-LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION. The parties hereto hereby waive any right they may have to a trial by jury with respect to any claim, action, suit or proceeding resulting from or contemplated by this Commitment Letter. The parties hereto submit to the exclusive jurisdiction of the federal and New York State courts located in the County of New York in connection with any dispute related to, contemplated by, or resulting from this Commitment Letter and agree that any service of process, summons, notice or document by registered mail addressed to such party shall be effective service of process for any suit, action or proceeding relating to any such dispute. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and agree that any final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and may be enforced in other jurisdictions by suit upon the judgment or in any other manner provided by law.
8.AML Legislation. We hereby notify you that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (October 26, 2001), as amended) (the “PATRIOT Act”) and the Customer Due Diligence Requirements for Financial Institutions issued by the U.S. Department of Treasury Financial Crimes Enforcement Network under the Bank Secrecy Act (such rule published May 11, 2016 and effective May 11, 2018, as amended from time to time, the “Beneficial Ownership Regulation”), the Commitment Parties and the other Lenders may be required to obtain, verify and record information that identifies the Borrower and/or the other Loan Parties, which information includes the name and address of the Borrower and/or such other Loan Parties, and other information that will allow the Commitment Parties and the other Lenders to identify the Borrower and/or the other Loan Parties in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the PATRIOT Act and the Beneficial Ownership Regulation and is effective for each Commitment Party and the other Lenders.
9.Confidentiality. This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter nor the Fee Letter nor any of their terms or substance shall be disclosed to any other person except (a) to your and your affiliates’ respective officers, directors, employees, stockholders, partners, members, accountants, attorneys, agents and advisors who are directly involved in this matter on a confidential and need-to-know basis, (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law, or requested by a governmental authority (in which case, except with respect to any audit or examination conducted by the Borrower’s accountants or any insurance or other regulatory authority exercising examination or regulatory authority, you agree to the extent practicable and permitted under applicable law, rule or regulation to inform the Commitment Parties promptly thereof), (c) this Commitment Letter and the Fee Letter (provided that the Fee Letter shall be redacted in a manner reasonably satisfactory to MSSF) may be disclosed to the Seller and its officers, directors, employees, accountants, attorneys, independent auditors and advisors who are directly involved in this matter on a confidential and need-to-know basis, (d) after your acceptance of this Commitment Letter and the Fee Letter, you may disclose this Commitment Letter (but not the Fee Letter (provided that you may disclose the aggregate amounts contained in the Fee Letter as part of projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the Transactions to the extent customary or required in any offering and marketing materials for the Facility and/or any prospectus or other offering memorandum related to other financing or to the extent customary or required in any public or regulatory filing)) in filings in any public record in which it is required or you deem desirable to be disclosed (including the U.S. Securities and Exchange Commission),

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(e) to any rating agency on a confidential basis, (f) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Commitment Letter, the Fee Letter, or the transactions contemplated hereby or thereby or enforcement hereof and thereof, (g) as requested by any state, federal, or foreign authority or examiner exercising regulatory authority over the Borrower or its affiliates, (h) following your acceptance hereof and return of an executed counterpart hereof in accordance with the terms hereof, in consultation with us, the existence of this Commitment Letter and the Fee Letter and the role and responsibilities of the Arranger hereunder may be disclosed to potential syndicate lenders and any additional bookrunning managers or co-managers, in each case, on a confidential basis or (i) if the Arranger consents to such disclosure; provided that the foregoing restrictions shall cease to apply (except in respect of the Fee Letter and its terms and substance) after this Commitment Letter has been accepted by you to the extent it has become publicly available as a result of disclosure in accordance with the terms of this paragraph. Your obligations under this paragraph (other than with respect to the Fee Letter and its terms and substance) shall terminate two years from the date hereof.
Each Commitment Party will treat as confidential and shall not disclose to any other person all confidential information provided to it hereunder by or on behalf of you, the Seller or the Acquired Business or any of your or their respective affiliates and shall use such information solely for the purpose of providing the services which are the subject of this Commitment Letter and otherwise in connection with the Transactions; provided, that nothing herein shall prevent such person from disclosing any such information (i) to any Lenders or participants or prospective Lenders or participants and any direct or indirect contractual counterparties to any swap or derivative transaction relating to the Borrower or its obligations under the Facility (collectively, “Specified Counterparties”), (ii) to any of its affiliates and to its and its affiliates’ officers, directors, employees, accountants, attorneys, service providers, agents, advisors and to actual or prospective assignees and participants on a confidential basis, (iii) as may be compelled in a judicial or administrative proceeding or as otherwise required by law or requested by a governmental authority (in which case, except with respect to any auditor examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, such person agrees to the extent practicable and permitted under applicable law, rule or regulation to inform you promptly thereof), (iv) to any rating agency on a confidential basis, provided, that such information is limited to Exhibit A, (v) as requested by any state, federal or foreign authority or examiner regulating banks or banking, (vi) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Commitment Letter, the Fee Letter, or the transactions contemplated hereby or thereby or enforcement hereof or thereof, (vii) for purposes of establishing a “due diligence” defense, (viii) to the extent such confidential information becomes publicly available other than as a result of a breach of this provision, (ix) to the extent such information is made available to such Commitment Parties by a source, other than you, which such Commitment Party has no reason to believe has any confidentiality or fiduciary obligation to you, your affiliates or the Seller, the Acquired Business or any of their respective affiliates with respect to such information, or is independently developed by such Commitment Party and (x) solely with respect to data about the Transactions of the type customarily provided to such entities, to market data collectors and similar services providers to such Commitment Party in connection with the administration and management of the Facility; provided, that the disclosure of any such information to any Lenders or prospective Lenders or participants or prospective participants or Specified Counterparties referred to above shall be made subject to the acknowledgment and acceptance by such Lender or prospective Lender or participant or prospective participant or Specified Counterparty that such information is being disseminated on a confidential basis in accordance with the standard syndication process of the Arranger or customary market standards for dissemination of such types of information; provided, further, that the foregoing obligations of each Commitment Party shall remain in effect until the earlier of (i) two years from the date hereof and (ii) the execution and delivery of the Credit Documentation by such Commitment Party, at which time any confidentiality undertaking in the Credit Documentation shall supersede the provisions in this paragraph.
10.Miscellaneous. Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement (subject to the effects of bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity) with respect to the subject matter contained herein, including

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an agreement to negotiate in good faith the Credit Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the funding of the Facility is subject only to the Funding Conditions.
This Commitment Letter shall not be assignable by you without our prior written consent (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the indemnified persons. MSSF may assign its commitments and agreements hereunder, in whole or in part, to (x) any of its affiliates and (y) subject to the applicable requirements and limitations set forth in Section 3 above, to any proposed Lender prior to the Closing Date (it being understood in the case of clause (x) above that any such assignment shall not relieve MSSF of its commitment hereunder unless you have otherwise agreed to such assignment). No other assignment of any Commitment Party’s commitments and agreements hereunder shall be permitted without your prior written consent. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and us. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Commitment Letter shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each of the parties hereto represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute this Commitment Letter through electronic means and there are no restrictions for doing so in such party’s constitutive documents. This Commitment Letter and the Fee Letter are the only agreements that have been entered into among you and MSSF with respect to the Facility and set forth the entire understanding of the parties with respect thereto. No individual has been authorized by any Commitment Party or its affiliates to make any oral or written statements that are inconsistent with this Commitment Letter or the Fee Letter. Except as otherwise specified, as used herein and in the Fee Letter “$” and “Dollars” means United States dollars.
If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and the Fee Letter by returning to MSSF executed counterparts hereof and of the Fee Letter prior to 11:59 a.m. (New York City time), on September 28, 2023. If the Commitment Letter and Fee Letter have not been executed and returned to MSSF as described in the preceding sentence by such time, then MSSF’s offer hereunder shall terminate at such time.
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We are pleased to have been given the opportunity to assist you in connection with this important financing.
Very truly yours,

MORGAN STANLEY SENIOR FUNDING, INC.

By:    /s/ Mrinalini MacDonough
    Name: Mrinalini MacDonough
    Title: Authorized Signatory

Accepted and agreed to as of
the date first written above by:
AGCO CORPORATION

By:    /s/ Roger Batkin
    Name: Roger Batkin
    Title: Senior Vice President, General Counsel